Exhibit 99.1

For Release January 2, 2004-1:00 a.m. PST	Contact:	Daniel G. Byrne
(509) 458-3711

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,

COMPLETES MERGER WITH KLAMATH FIRST BANCORP, INC.,

OF KLAMATH FALLS, OREGON

EXTENDING HOMETOWN HELPFUL PHILOSOPHY

TO MORE PACIFIC NORTHWEST COMMUNITIES

January 2, 2004 — Sterling Financial Corporation (NASDAQ: STSA) today announced the completion of its merger with Klamath First Bancorp, Inc. (NASDAQ: KFBI), the parent company of Klamath First Federal Savings and Loan.  The shareholders of both companies approved the merger at special meetings held on December 11, 2003.

With approximately $1.07 billion in total deposits at September 30, 2003, Klamath First Federal Savings and Loan Association (“Klamath First Federal”) was primarily engaged in attracting deposits from the general public through its offices in Oregon and southeastern Washington, and using those and other available sources of funds to originate permanent residential one- to four-family real estate loans within its market area, as well as commercial real estate and multi-family residential loans, loans to consumers and loans for commercial purposes.  Klamath First Bancorp, Inc.’s (“Klamath”) total assets were approximately $1.54 billion at September 30, 2003.

Under the terms of the Agreement and Plan of Merger, dated July 14, 2003, holders of Klamath common stock are to receive 0.77 shares of Sterling common stock for each Klamath share that they own, and cash in lieu of fractional shares.

Sterling Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “We are very pleased to welcome the employees, customers and shareholders of Klamath First Bancorp into our company.  This merger is consistent with our previously stated growth plans, putting us on track to become the leading community bank in the region.”

With the increase to 134 branches serving Oregon, Washington, Idaho and Montana, Sterling strengthens its position as a leading regional community bank and improves its ability to extend its Hometown Helpful philosophy throughout communities in the region.

“The merger with Klamath is a perfect fit for Sterling,” said Mr. Gilkey. “In addition to the financial aspects, Sterling and Klamath match up very well culturally. As a leading regional community bank, we’ll be able to build a bank for all of Oregon, a bank that offers the same products and services of a large bank while retaining the feel of a hometown bank.”

Mr. Gilkey expressed confidence that Klamath would be smoothly integrated into Sterling.  “Our two institutions have complementary financial, organizational and philosophical aspects.  Sterling has averaged one acquisition per year since 1998 and has successfully integrated the merged institutions into Sterling.  From our acquisition of 33 Key Bank branches and related operations to the recent addition of the five Empire branches in Montana, our back office is well-prepared for this merger,” said Mr. Gilkey. “When two community banks join forces, the transition tends to be smooth since both institutions are used to operating with the focus on understanding the individual communities in which they do business.”

Klamath shareholders will receive a letter with transmittal instructions to assist in the process of exchanging their Klamath share certificates for Sterling share certificates.  Sterling anticipates that these documents will be mailed to Klamath shareholders in early January.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington, is a unitary savings and loan holding company, which owns Sterling Savings Bank. Sterling Savings Bank (“Sterling Savings”) is a Washington State-chartered, federally insured stock savings association, which opened in April 1983. Sterling Savings, based in Spokane, Washington, has branches throughout Washington, Oregon, Idaho, Arizona and western Montana. Through Sterling’s wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings’ branch network. Sterling’s subsidiary Dime Service Corporation provides commercial and consumer insurance products through its offices in western Montana.

ABOUT KLAMATH

Klamath was the holding company for Klamath First Federal organized in 1934.  Klamath First Federal was a progressive, community-oriented financial institution that focused on serving customers within its primary market area. Accordingly, Klamath First Federal was primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate permanent residential one- to four-family real estate loans within its market area, as well as commercial real estate and multi-family residential loans, loans to consumers and loans for commercial purposes.  Klamath First Federal had 57 branches in the State of Oregon and had two in-store branches in the State of Washington.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to our future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about (i) the benefits of the merger between Sterling and Klamath, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Klamath may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) the interest rate environment may further compress margins and adversely affect net interest income; (6) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (7) competition from other financial services companies in Sterling’s markets may increase significantly and could adversely affect operations; and (8) an economic slowdown, either nationally or in the market in which Sterling does business, could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s reports (such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q) filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s Internet site (http://www.sec.gov).  In addition, documents filed with the SEC by Sterling can be obtained, without charge, by directing a request to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attn: Daniel G. Byrne, telephone (509) 458-3711.